      As filed with the Securities and Exchange Commission on May 5, 1995
                                                         Reg. No. 33 - ________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ____________________

                                    FORM S-3
                             Registration Statement
                                     Under
                           The Securities Act of 1933

                             SOUTHWEST AIRLINES CO.
             (Exact name of registrant as specified in its charter)

         Texas                                                  74-1563240
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


                             2702 Love Field Drive
                                 P.O. Box 36611
                            Dallas, Texas 75235-1611
                                  214/904-4000

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  JOHN D. OWEN
                                   Treasurer
                             Southwest Airlines Co.
                             2702 Love Field Drive
                                 P.O. Box 36611
                            Dallas, Texas 75235-1611
                                  214/904-4334
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                             ____________________

                                Deborah Ackerman
                           Associate General Counsel
                             Southwest Airlines Co.
                                 P.O. Box 36611
                            Dallas, Texas 75235-1611
                                  214/904-4665
                             ____________________

         Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this Registration Statement.
                             ____________________

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------------------------------------
        Title of each                                    Proposed
        class of                                     maximum offering     Proposed maximum
        securities to be          Amount to be            price          aggregate offering        Amount of
        registered                 registered            per unit              price*          registration fee
- -----------------------------------------------------------------------------------------------------------------------
   (1)  Debt Securities  )
                         )
   (2)  Pass Through     )       $400,000,000**            100%             $400,000,000           $137,950
        Certificates     )

=======================================================================================================================

* Estimated solely for the purpose of calculating the registration fee. The aggregate public offering price of the Debt Securities and Pass Through Certificates registered hereby will not exceed $400,000,000.

** Plus such additional principal amount as may be necessary such that, if any of these securities are issued with an original issue discount, the principal amount will be increased such that the aggregate proceeds will equal $400,000,000.

         Pursuant to the provisions of Rule 429 under the Securities Act of 1933, one of the prospectuses contained in this Registration Statement also relates to the remaining unsold $98,050,779 principal amount of Pass Through Certificates previously registered under Registration Statement on Form S-3 (File No. 33-54587).

                             ____________________



         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


================================================================================

                                EXPLANATORY NOTE

         This Registration Statement consists of two separate Prospectuses, covering Debt Securities and Pass Through Certificates, respectively.

PROSPECTUS

                             Southwest Airlines Co.

                                Debt Securities



                              ____________________




         Southwest Airlines Co. (the "Company") intends to issue from time to time unsecured debt securities (the "Debt Securities") from which the Company will receive up to an aggregate of $400,000,000 in proceeds and which will be offered on terms determined by market conditions at the time of sale. The Debt Securities may be issued in one or more series with the same or various maturities, at par or with an original issue discount. The specific designation, aggregate principal amount, authorized denominations, offering or purchase price, maturity, rate and time of payment of any interest, any redemption terms or other specific terms and any listing on a securities exchange of the Debt Securities in respect of which this Prospectus is being delivered (the "Offered Debt Securities") are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"), together with any other terms of offering of the Offered Debt Securities.


                              ____________________


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                 COMMISSION OR ANY STATE SECURITIES COMMISSION
                    PASSED UPON THE ACCURACY OR ADEQUACY OF
                     THIS PROSPECTUS.  ANY REPRESENTATION
                         TO THE CONTRARY IS A CRIMINAL
                                   OFFENSE.

                              ____________________


         This Prospectus may not be used to consummate sales of the Debt Securities unless accompanied by a Prospectus Supplement.

                              ____________________

                THE DATE OF THIS PROSPECTUS IS           , 1995.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy or information statements and other information with the Securities and Exchange Commission (the "Commission") relating to its business, financial position, results of operations and other matters. Such reports, proxy or information statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at certain of its Regional Offices, located at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511; and Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material can also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a Registration Statement under the Securities Act of 1933 with respect to the Debt Securities offered hereby. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Debt Securities offered hereby.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, heretofore filed with the Commission, is incorporated by reference herein and made a part hereof.

         In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities offered hereby shall be deemed incorporated herein by reference and such documents shall be deemed to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE DOCUMENTS THAT THIS PROSPECTUS INCORPORATES). WRITTEN OR TELEPHONE REQUESTS SHOULD BE DIRECTED TO: SOUTHWEST AIRLINES CO., P.O. BOX 36611, DALLAS, TEXAS 75235, ATTENTION: JOHN D. OWEN, TREASURER (TELEPHONE 214/904-4334).

                                  THE COMPANY

         Southwest Airlines Co. ("Southwest" or the "Company") is a major domestic airline which provides single class air transportation characterized by frequent, high quality service at affordable prices. Southwest primarily serves short-haul city pairs, targeting the business commuter as well as leisure travelers.

         The Company was incorporated in Texas in 1967. The Company's principal executive offices are located at 2702 Love Field Drive, Dallas, Texas 75235. The Company's mailing address is P.O. Box 36611, Love Field, Dallas, Texas 75235, where its telephone number is 214/904-4000.

                      RATIOS OF EARNINGS TO FIXED CHARGES



                                                                            YEAR ENDED DECEMBER 31,
                                                                    ------------------------------------
                                                                    1994     1993    1992     1991    1990
                                                                    ----     ----    ----     ----    ----
Ratios of Earnings to Fixed Charges . . . . . . .                   3.28     3.12    2.41     1.51    2.32


         The ratios of earnings to fixed charges have been computed using earnings which are the sum of net income, income taxes and fixed charges adjusted to exclude interest capitalized during the period. Fixed charges are interest, whether expensed or capitalized, amortization of debt discount and expense and that portion of rental charges estimated to be representative of an interest factor.

         A statement setting forth the calculation of the ratios of earnings to fixed charges is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

                                USE OF PROCEEDS

         The net proceeds from the sale of the Debt Securities offered hereby will be added to working capital of the Company and will be available for general corporate purposes, including the acquisition of aircraft and related equipment, unless otherwise indicated in the Prospectus Supplement relative to the Offered Debt Securities.

                         DESCRIPTION OF DEBT SECURITIES

         The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Offered Debt Securities. The particular terms of the Offered Debt Securities and the extent, if any, to which such general provisions may not apply to the Offered Debt Securities are described in the Prospectus Supplement.

         The Debt Securities are to be issued under an Indenture (the
"Indenture") dated as of                       , 1995 between the Company
and                                   (the "Trustee"), as Trustee.  The
following statements are subject to the detailed provisions of the Indenture, a copy of which is filed as an exhibit to the Registration Statement. Wherever any particular provision of the Indenture or terms defined therein are referred to, such provisions and terms are incorporated by reference as a part of the statements made herein and such statements are qualified in their entirety by such references. Parenthetical references in italic type are to the Indenture.

GENERAL

         The Indenture does not limit the amount of Debt Securities that can be issued thereunder. Debt Securities will be issued from time to time and offered on terms determined by market conditions at the time of sale.

         The Debt Securities may be issued in one or more series with the same or various maturities at par or at a discount. (Section 2.03) Any Debt Securities bearing no interest or interest at a rate which at the time of issuance is below market rates ("Original Issue Discount Securities") will be sold at a discount (which may be substantial) below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such substantially discounted Debt Securities will be described in the Prospectus Supplement relating thereto.

         Reference is made to the Prospectus Supplement for the following terms of the Offered Debt Securities: (i) the designation, aggregate principal amount and authorized denominations of the Offered Debt Securities, (ii) the percentage of their principal amount at which such Offered Debt Securities will be issued; (iii) the date or dates on which the Offered Debt Securities will mature; (iv) the rate per annum, if any, at which the Offered Debt Securities will bear interest, or the method of determining such rate or rates; (v) the times at which any such interest will be payable; (vi) whether such Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities; (vii) any redemption terms; and (viii) any other terms and conditions that apply to such Offered Debt Securities. Principal, premium, if any, and interest, if any, will be payable and the Offered Debt Securities will be transferable at the Corporate Trust Office of the Trustee in Dallas, Texas, provided that payment of interest, if any, may be made at the option of the Company by check mailed on or before the payment date, first class mail, to the address of the person entitled thereto as it appears on the registry books of the Company. (Sections 2.03, 3.01)

         The Debt Securities will be unsecured and will rank equally and ratably with other unsecured and unsubordinated debt of the Company.

         Neither the Indenture nor any of the outstanding senior indebtedness of the Company contains any provisions which would afford holders protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders.

         The Offered Debt Securities will be issued only in fully registered form without coupons and in denominations of $1,000 and any multiple thereof, unless otherwise specified in the Prospectus Supplement. No service charge will be made for any transfer or exchange of any Debt Securities but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 2.03, 2.06)

GLOBAL DEBT SECURITIES

         The Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a "Registered Global Security") that will be deposited with a depositary (the

"Depositary") or with a nominee for the Depositary identified in the applicable Prospectus Supplement. In such a case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Registered Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary and except in the circumstances described in the applicable Prospectus Supplement. (Section 2.10)

         The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the applicable Prospectus Supplement. The Company expects that the following provisions will apply to depositary arrangements.

         Upon the issuance of any Registered Global Security, and the deposit of such Registered Global Security with or on behalf of the Depositary for such Registered Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of institutions ("participants") that have accounts with the Depositary or its nominee. The Accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company.
Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Registered Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary for such Registered Global Security or by its nominee. Ownership of beneficial interests in such Registered Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Registered Global Securities.

         So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement and except as specified below, owners of beneficial interests in such Registered Global Security will not be entitled to have Debt Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the Indenture. (Section 2.10) Accordingly, each person owning a beneficial interest in such Registered Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the Indenture. The Company understands that, under existing industry practices, if the Company requests any action of holders or an owner of a beneficial interest in such Registered Global Security desires to give any notice or take any action a holder is entitled to give or take under the Indenture, the Depositary would authorize the participants to give such notice to take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

         Unless otherwise specified in the applicable Prospectus Supplement, payments with respect to principal, premium, if any, and interest, if any, on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security.

         The Company expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of such participants. None of the Company, the Trustee or any agent of the Company shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Registered Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 2.10)

         Unless otherwise specified in the applicable Prospectus Supplement, if the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, or an Event of Default (or an event which, with the giving of notice or lapse of time would constitute an Event of Default) with respect to the Debt Securities has occurred and is continuing, then the Company will issue such Debt Securities in definitive certificated form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive certificated form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. (Section 2.10)

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

         The Indenture provides that the Company may, without the consent of the holders of the Debt Securities, consolidate with, or sell or convey all or substantially all of its properties and assets to, or merge into or with another corporation, provided that in any such case (i) if the Company is not the continuing corporation, the successor corporation shall assume by a supplemental indenture the Company's obligations under the Indenture and (ii) immediately after giving effect to such transaction no Event of Default, and no event which after notice or lapse of time would become an Event of Default, shall have occurred and be continuing. (Section 10.01) In case of any such consolidation, merger, sale or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company as obligor on the Debt Securities, with the same effect as if it had been named in the Indenture as the Company. (Section 10.02)

EVENTS OF DEFAULT

         The following events are "Events of Default" under the Indenture with respect to Debt Securities of each series: (a) failure with respect to such series to pay principal (including any sinking fund installment) or premium, if any, when due; (b) failure with respect to such series for a period of 30 days to pay interest; (c) failure for a period of 90 days after notice to perform in any material respect any other covenants in respect of such series; (d) default under any instrument under which there may be issued or by which they may be secured or evidenced any indebtedness for money borrowed by the Company (including the Indenture) resulting in the acceleration of such indebtedness in excess of $50 million, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 10 days after notice; or (e) certain events in bankruptcy, insolvency, or reorganization of the Company. (Section 5.01)

         The Indenture provides that if an Event of Default described above occurs and is continuing with respect to any series, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then outstanding may declare the principal (or, in the case of Original Issue Discount Securities, the portion thereof specified in the terms thereof) of all outstanding Debt Securities of such series and the interest accrued thereon, if any, to be due and payable immediately, but under certain conditions such declarations may be annulled and past defaults (except for a default in the payment of principal of or interest or premium, if any, on such Debt Securities) may be waived by the holders of a majority in aggregate principal amount of the then outstanding Debt Securities of each such series. (Sections 5.01 and 5.06)

         Under the Indenture the Trustee must give to the holders of each series of Debt Securities notice of all uncured defaults known to it with respect to such series within 90 days after the occurrence of such a default (the term default to include the events specified above without grace periods); provided that, except in the case of default in the payment of principal of, or interest on, any of the Debt Securities, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Debt Securityholders of such series. (Section 5.07)

         The Company must furnish to the Trustee annually an officer's certificate as to his or her knowledge of the Company's compliance with all of the conditions and covenants under the Indenture. (Section 4.03)

          No holder of any Debt Securities of any series may institute any legal action unless he shall have given the Trustee written notice of default and unless (i) the holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then outstanding shall have requested the Trustee to act, (ii) such holders shall have offered the Trustee such reasonable indemnity as the Trustee may require, (iii) the Trustee shall have failed to institute an action for 60 days thereafter and (iv) no inconsistent direction shall have been given to the Trustee by the holders of a majority in aggregate principal amount of Debt Securities of all series affected (voting as one class). (Section 5.04)

         The holders of a majority in aggregate principal amount of the Debt Securities of any or all series affected and then outstanding (voting as one class) will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Section 5.06) The Indenture provides that in case an Event of Default shall occur (which shall not have been cured or waived), the Trustee in exercising its rights and powers under the Indenture, will be required to use the degree of care of a prudent man in the conduct of his own affairs. (Section 6.01) Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the Debt Securityholders unless they shall have offered to the Trustee reasonable security or indemnity. (Section 6.02)

MODIFICATION OF THE INDENTURE

         The Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Debt Securities of all series then outstanding and affected (voting as one class), may add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the holders of the Debt Securities of each such series; but no such modification may be made which would (a) extend the fixed maturity of the Debt Securities or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest, if any, thereon, or reduce any amount payable on redemption thereof or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 5.01, or impair or affect the right of any Debt Securityholder to institute suit for the payment thereof or the right of repayment, if any, at the option of the Debt Securityholder, without the consent of the holder of each Debt Security so affected; or (b) reduce the percentage of aggregate principal amount of Debt Securities of any series, or of all series (voting as one class), as the case may be, the consent of the holders of which is required for any such modification without the consent of the holders of all Debt Securities of each such series so affected. (Section 9.02)

DEFEASANCE

         If the terms of any series of Debt Securities so provide, the Company shall be deemed to have paid and discharged the entire indebtedness on all outstanding Debt Securities of such series by depositing with the Trustee (i) as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on all Debt Securities of such series for principal and interest, or (ii) as obligations in trust such amount of direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the United States of America as will, together with the income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay and discharge the entire indebtedness on all such Debt Securities for principal and interest. Such a trust may be established only if, among other things, the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that holders of such Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred. (Section 11.05) In the event of any such defeasance, the holders of such Debt Securities would thereafter be able to look only to such trust fund for payment of principal, premium, if any, and interest.

CONCERNING THE TRUSTEE

         The Trustee under the Indenture is                           .

         The Indenture contains certain limitations on the right of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. (Section 6.13) The Trustee will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest (as described in the Indenture) it must eliminate such conflict or resign. (Section 6.08)


                              PLAN OF DISTRIBUTION

         The Company may sell the Debt Securities in any of three ways: (i) through underwriters or dealers; (ii) directly to a limited number of institutional purchasers or to a single purchaser; or (iii) through agents.
Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933. The Prospectus Supplement relative to the Offered Debt Securities sets forth the terms of the offering of the Offered Debt Securities, including the name or names of any underwriters, the purchase price of the Offered Debt Securities and the proceeds to the Company from such sale, any underwriting discounts, commissions, and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the Offered Debt Securities may be listed.

         If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market price, or at negotiated prices. The Debt Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Offered Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Offered Debt Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         Offered Debt Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Offered Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

         If so indicated in the Prospectus Supplement, the Company will authorize dealers acting as the Company's agents to solicit offers by certain institutions to purchase Offered Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for a payment and delivery on the date stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Debt Securities sold pursuant to Contract shall be not more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but shall in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Offered Debt Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Offered Debt Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Offered Debt Securities less the principal amount thereof covered by Contracts.

         Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by the Company to payments they may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

                                 LEGAL OPINIONS

         The validity of any series of Debt Securities will be passed upon for the Company by Deborah Ackerman, Associate General Counsel of the Company, and for any agents, dealers or underwriters by the firm designated in the Prospectus Supplement applicable to such series.

                                    EXPERTS

         The consolidated financial statements of Southwest Airlines Co. appearing in the Southwest Airlines Co. Annual Report (Form 10-K) for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                  (Back Cover)

         No dealer, salesman or any other person has been authorized to give any information or to make any representation with respect to this offering, other than those contained or incorporated by reference in this Prospectus or in any Prospectus Supplement, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company or any underwriter, dealer or agent. This Prospectus and any Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any Debt Securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

         Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or thereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to this date.

                                  ____________

                               TABLE OF CONTENTS

                                                                     Page
                                                                     ----
Available Information                                                 2
Incorporation of Certain Documents by Reference                       2
The Company                                                           3
Ratios of Earnings to Fixed Charges                                   3
Use of Proceeds                                                       3
Description of Debt Securities                                        3
Plan of Distribution                                                  9
Legal Opinions                                                       10
Experts                                                              10


                             SOUTHWEST AIRLINES CO.


                                  ____________


                                Debt Securities



                                   PROSPECTUS




                                  ____________

PROSPECTUS

                             SOUTHWEST AIRLINES CO.
                           PASS THROUGH CERTIFICATES

         Up to $498,050,779 aggregate principal amount of Pass Through Certificates (the "Certificates") may be offered for sale from time to time pursuant to this Prospectus and related Prospectus Supplements. Certificates may be issued in one or more series in amounts, at prices and on terms to be determined at the time of the offering. In respect of each offering of Certificates, a separate Southwest Airlines Pass Through Trust for each series of Certificates being offered (each, a "Trust") will be formed pursuant to the Pass Through Trust Agreement (the "Basic Agreement") and the supplement thereto (a "Trust Supplement") relating to such Trust between Southwest Airlines Co. ("Southwest" or the "Company") and Wilmington Trust Company (the "Trustee"), as trustee under each Trust. Each Certificate in a series will represent a fractional undivided interest in the related Trust and will have no rights, benefits or interest in respect of any other Trust. The property of each Trust will include equipment notes (the "Equipment Notes") (a) issued, with recourse to Southwest, by Southwest to finance all or a portion of the equipment cost of, or to purchase all or a portion of the outstanding debt with respect to, aircraft, including engines, which have been or will be purchased by Southwest (each, an "Owned Aircraft") or (b) issued on a nonrecourse basis by one or more owner trustees pursuant to separate leveraged lease transactions to finance or refinance a portion of the equipment cost of, aircraft, including engines, which have been or will be leased to Southwest (each, a "Leased Aircraft" and together with the Owned Aircraft, the "Aircraft"). The Prospectus Supplement relating to each offering of Certificates will describe certain terms of the Certificates being offered, the Trust or Trusts relating thereto, the Equipment Notes to be purchased by such Trust or Trusts, the Aircraft relating to such Equipment Notes and the leveraged lease transactions, if any, relating thereto.

         The Equipment Notes issued in respect of the Leased Aircraft will not be direct obligations of, or guaranteed by, Southwest, but the amounts unconditionally payable by Southwest for the lease of such Aircraft will be sufficient to pay in full when due all payments required to be made on such Equipment Notes. The Equipment Notes issued in respect of the Owned Aircraft will be direct obligations of Southwest.

         Equipment Notes may be issued in respect of an Aircraft in one or more series, each series having a different interest rate and final maturity date. A separate Trust will purchase one or more series of the Equipment Notes issued with respect to each of one or more Aircraft. All of the Equipment Notes held in such Trust will have an interest rate equal to the interest rate applicable to the Certificates issued by such Trust and maturity dates occurring on or before the final distribution date applicable to such Certificates. The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft and, in the case of the Leased Aircraft, in the lease relating thereto, including the right to receive rentals payable in respect of such Aircraft by Southwest.

         Interest paid on the Equipment Notes held in each Trust will be passed through to the holders of the Certificates relating to such Trust on the dates and at the rate per annum set forth in the Prospectus Supplement relating to such Certificates until the final distribution date for such Trust. Principal paid on the Equipment Notes held in each Trust will be passed through to the holders of the Certificates relating to such Trust in scheduled amounts on the dates set forth in the Prospectus Supplement relating to such Certificates until the final distribution date for such Trust.

                       _________________________________

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
                BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
               STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
           AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        ________________________________

         The Certificates may be sold to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution." The accompanying Prospectus Supplement sets forth the names of any underwriters, dealers or agents involved in the sale of the Certificates in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them. See "Plan of Distribution" for information concerning secondary trading of the Certificates.

         This Prospectus may not be used to consummate sales of Certificates unless accompanied by a Prospectus Supplement.

                       _________________________________

             The date of this Prospectus is                , 1995.

                             AVAILABLE INFORMATION

         Southwest is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information concerning Southwest may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024; Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511; and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material can also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         This Prospectus constitutes a part of two registration statements on Form S-3 filed by Southwest with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information included in the Registration Statements, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statements and to the exhibits relating thereto for further information with respect to Southwest and the securities offered hereby.

                  REPORTS TO CERTIFICATEHOLDERS BY THE TRUSTEE

         Wilmington Trust Company, as Trustee for the holders of the Certificates, will provide to such holders certain periodic statements concerning distributions made with respect to each Trust. See "Description of the Certificates -- Statements to Certificateholders."

                      DOCUMENTS INCORPORATED BY REFERENCE

         The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 heretofore filed with the Commission, is incorporated by reference herein and made a part hereof.

         In addition, all documents filed by Southwest pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of, or deregistration of, the Certificates offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this Prospectus.

         Southwest will provide without charge to each person to whom this Prospectus is delivered, upon the request of such person, a copy of any or all of the documents relating to Southwest incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference into such documents). Written requests for such documents should be directed to: Southwest Airlines Co., P. O. Box 36611, Dallas, Texas 75235, Attention:
John D. Owen, Treasurer (Telephone: 214/904-4334).

                                    GLOSSARY

         Included at the end of this Prospectus as Appendix I is a Glossary of certain of the significant defined terms used herein.

                                  THE COMPANY

         Southwest is a major domestic airline which provides single class air transportation characterized by frequent, high quality service at affordable prices. Southwest primarily services short-haul city pairs, targeting the business commuter as well as leisure travelers.

         The Company was incorporated in Texas in 1967. Southwest's principal executive offices are located at 2702 Love Field Drive, Dallas, Texas 75235. The Company's mailing address is P.O. Box 36611, Love Field, Dallas, Texas 75235, where its telephone number is 214/904-4000.

                      RATIOS OF EARNINGS TO FIXED CHARGES

                                                                        YEAR ENDED DECEMBER 31,
                                                          -----------------------------------------------------
                                                          1994        1993        1992        1991       1990
                                                          ----        ----        ----        ----       ----
Ratios of Earnings to Fixed Charges                       3.28       3.12         2.41        1.51        2.32

         The ratios of earnings to fixed charges have been computed using earnings which are the sum of net income, income taxes and fixed charges adjusted to exclude interest capitalized during the period. Fixed charges are interest, whether expensed or capitalized, amortization of debt discount and expense and that portion of rental charges estimated to be representative of an interest factor.

         A statement setting forth the calculation of the ratios of earnings to fixed charges is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

                            FORMATION OF THE TRUSTS

         In respect of each offering of Certificates, one or more Trusts will be formed, and the related Certificates will be issued, pursuant to separate Trust Supplements to be entered into between the Trustee and Southwest in accordance with the terms of the Basic Agreement. All Certificates with respect to each Trust will represent fractional undivided interests in such Trust and the property held in such Trust, and will have no rights, benefits or interest in respect of any other Trust or the property held therein. Concurrently with the execution and delivery of each Trust Supplement, the Trustee, on behalf of the Trust formed thereby, will enter into one or more financing, refinancing or purchase agreements (each such agreement being herein referred to as a "Note Purchase Agreement") relating to one or more Aircraft described in the applicable Prospectus Supplement. Pursuant to the applicable Note Purchase Agreement or Note Purchase Agreements, the Trustee, on behalf of such Trust, will purchase the Equipment Notes issued with respect to such Aircraft so that all of the Equipment Notes held in such Trust will have an interest rate equal to the interest rate applicable to the Certificates issued by such Trust. The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final distribution date applicable to the Certificates issued with respect to such Trust. The Trustee will distribute the amount of payments of principal, premium, if any, and interest received by it as holder of the Equipment Notes to the Certificateholders of the Certificates with respect to the Trust in which such Equipment Notes are held. See "Description of the Certificates" and "Description of the Equipment Notes."

                                USE OF PROCEEDS

         As more fully described in the applicable Prospectus Supplement, the Certificates will be issued in order to facilitate the financing of all or a portion of the equipment cost of Owned Aircraft described in such Prospectus Supplement or the financing or refinancing of all or a portion of the debt component of one or more separate leveraged lease transactions entered into by Southwest, as lessee, with respect to Leased Aircraft described therein. The proceeds from the sale of such Certificates will be used by the Trustee on behalf of the applicable Trust or Trusts to purchase, at par, the Owned Aircraft Notes issued by Southwest to finance all or a portion of the equipment cost of Owned Aircraft purchased or to be purchased by Southwest or Leased Aircraft Notes issued by the respective Owner Trustee or Owner Trustees to finance or refinance all or a portion of the equipment cost of such Leased Aircraft. Simultaneously with the acquisition of each such Leased Aircraft, the respective Owner Trustee leased or will lease such Leased Aircraft to Southwest. Any portion of the proceeds from the sale of Certificates not used by the Trustee to purchase Equipment Notes on or prior to the date specified therefor in the applicable Prospectus Supplement will be distributed on a Special Distribution Date to the applicable Certificateholders, together with interest, but without premium. See "Description of the Certificates -- Special Distribution Upon Unavailability of Aircraft."

         The Equipment Notes with respect to each Aircraft will be issued under a separate Trust Indenture and Security Agreement (each, an "Indenture") between a bank or trust company as trustee thereunder (each, a "Loan Trustee") and (a) with respect to the Owned Aircraft, Southwest or (b) with respect to the Leased Aircraft, an owner trustee, not in its individual capacity (except as expressly set forth therein) but solely as trustee (each, an "Owner Trustee"), of a separate trust for the benefit of one or more institutional or corporate investors (each, an "Owner Participant"). In the case of Leased Aircraft, each Owner Participant will provide, from sources other than the Equipment Notes, at least 20% of the equipment cost of the related Aircraft. No Owner Participant, however, will be personally liable for any amount payable under the related Indenture or the Leased Aircraft Notes issued thereunder.

                        DESCRIPTION OF THE CERTIFICATES

         In connection with each offering of Certificates, one or more separate trusts will be formed, and one or more series of Certificates will be issued, pursuant to the Basic Agreement and one or more separate Trust Supplements to be entered into between Southwest and the Trustee. The following summary relates to the Basic Agreement and each of the Trust Supplements, the Trusts to be formed thereby and the Certificates to be issued by each Trust except to the extent, if any, described in the applicable Prospectus Supplement. Citations to the relevant sections of the Basic Agreement appear below in parentheses unless otherwise indicated. The statements under this caption are a summary and do not purport to be complete. The summary makes use of terms defined in and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Trust Supplement relating to each series of Certificates and the forms of the Leases, if any, Note Purchase Agreements and Indentures relating thereto will be filed as exhibits to a report by Southwest on Form 8-K, 10-Q, or 10-K, as applicable, to be filed with the Commission following the issuance of such series of Certificates.

GENERAL

         Each Certificate will represent a fractional undivided interest in the separate Trust created by the Trust Supplement pursuant to which such Certificate is issued. The property of each Trust will include the Equipment Notes held in such Trust, all monies at any time paid thereon and all monies due and to become due thereunder and funds from time to time deposited with the Trustee in accounts relating to such Trust. Each Certificate will represent a pro rata share of the outstanding principal amount of the Equipment Notes and other property held in the related Trust and will be issued in minimum denominations of $1,000 or any integral multiple of $1,000. (Sections 2.01 and 3.01)

         Except as otherwise provided in the applicable Trust Supplement, Certificates will be registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC") and no person acquiring an interest in Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in the related Trust unless "Definitive Certificates" are issued as described below. Unless Definitive Certificates are issued, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures. See "Description of the Certificates -- Book-Entry Registration." (Section 3.09)

         Interest will be passed through to Certificateholders of each Trust at the rate per annum set forth on the cover page of the applicable Prospectus Supplement and will be calculated on the basis of a 360-day year of twelve 30-day months.

         The Certificates of each series represent interests only in the related Trust and all payments and distributions shall be made only from the related Trust Property. (Section 3.08) The Certificates do not represent an interest in or obligation of Southwest, the Trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant, or any affiliate of any thereof.

         The Basic Agreement does not and, except as otherwise described in the applicable Prospectus Supplement, the Indentures will not, include financial covenants or "event risk" provisions specifically designed to afford Certificateholders protection in the event of a highly leveraged transaction affecting Southwest. However, the Certificateholders of each series will have the benefit of a lien on the specific Aircraft securing the related Equipment Notes held in the related Trust, as discussed under the caption "Description of the Equipment Notes -- Security."

BOOK-ENTRY REGISTRATION

         The Certificates of each Trust will be issued in fully registered form only and, except as otherwise described in the applicable Prospectus Supplement, Certificates will be subject to the provisions described under this caption for book-entry registration with DTC.

         DTC has advised Southwest that it is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC

Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect Participants").

         Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Trustee through DTC Participants or Indirect Participants, as the case may be. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to DTC Participants, which thereafter will forward them to Indirect Participants or Certificate Owners, as the case may be, in accordance with customary industry practices. The forwarding of such distributions to the Certificate Owners will be the responsibility of such DTC Participants. The only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Certificates among DTC Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of principal of, premium, if any, and interest on the Certificates. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

         DTC has advised Southwest that it will take any action permitted to be taken by Certificateholders only at the direction of one or more DTC Participants to whose accounts with DTC the Certificates are credited. Additionally, DTC has advised Southwest that it will take such actions with respect to any percentage of the beneficial interest of Certificateholders held in each Trust only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

         Neither Southwest nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interest of the Certificate held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE CERTIFICATES

         With respect to each Trust, the related Certificates will be issued in fully registered, certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) Southwest advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and Southwest is unable to locate a qualified successor, (ii) Southwest, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, Certificate Owners representing an aggregate percentage interest in such Trust of not less than a majority advise the Trustee, Southwest and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest. (Section 3.09)

         Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all affected Certificate Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the Certificates and receipt of instructions for reregistration, the Trustee will reissue the Certificates as Definitive Certificates to Certificate Owners. (Section 3.09)

         Distributions of principal of, premium, if any, and interest on the Certificates will thereafter be made by the Trustee in accordance with the procedures set forth in the Basic Agreement and the applicable Trust Supplements, directly to holders of Definitive Certificates in whose names such Definitive Certificates were registered at the close of business on the Record Date. Such distributions will be made by check mailed to the address of each such holder as it appears on the register maintained with respect to the applicable Trust. The final payment on any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. (Sections 4.02 and 11.01)

         Definitive Certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Basic Agreement and the applicable Trust Supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required. (Section 3.04)

         All payments made by Southwest to the Loan Trustees under the Leases or Owned Aircraft Notes, as the case may be, will be in immediately available funds and will be passed through to DTC in immediately available funds.

         Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the Certificates will trade in DTC's Same Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Certificates.

PAYMENTS AND DISTRIBUTIONS

         Payments of principal of, premium, if any, and interest on the Equipment Notes held in each Trust received by the Trustee will be distributed by the Trustee to the Certificateholders of such Trust on the date such receipt is confirmed, except in certain cases when some or all of such Equipment Notes are in default. See "Description of the Certificates -- Events of Default and Certain Rights Upon an Event of Default".

         Payments of principal of, and interest on the unpaid principal amount of, the Equipment Notes held in each Trust will be scheduled to be received by the Trustee on the dates specified in the applicable Prospectus Supplement (such scheduled payments of principal of, and interest on, the Equipment Notes are herein referred to as "Scheduled Payments," and the dates specified therefor in the applicable Prospectus Supplement are herein referred to as "Regular Distribution Dates"). Each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Equipment Notes held in such Trust.

         Payments of principal, premium, if any, and interest received by the Trustee on account of the early redemption, if any, of the Equipment Notes relating to one or more Aircraft held in a Trust, and payments received by the Trustee following a default in respect of the Equipment Notes relating to one or more Aircraft held in a Trust ("Special Payments") will be distributed on the dates determined pursuant to the applicable Prospectus Supplement (a "Special Distribution Date"). The Trustee will mail notice to the Certificateholders of record of any Trust not less than 20 days prior to the Special Distribution Date on which any Special Payment is scheduled to be distributed by the Trustee stating such anticipated Special Distribution Date. (Section 4.02)

POOL FACTORS

         Unless there has been an early redemption or purchase, or a default in the payment of principal or interest, in respect of one or more issues of the Equipment Notes held in a Trust, as described in the applicable Prospectus Supplement or below in "Description of the Certificates -- Events of Default and Certain Rights Upon an Event of Default", the Pool Factor for such Trusts will decline in proportion to the scheduled repayments of principal on the Equipment Notes held in such Trust as described in the applicable Prospectus Supplement. In the event of such redemption, purchase or default, the Pool Factor and the Pool Balance of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to Certificateholders of such Trust. Each Trust will have a separate Pool Factor.

         The Pool Factor for each Trust will initially be 1.0000000; thereafter, the Pool Factor for each Trust will decline as described above to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the Certificateholder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. The Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of record of such Trust on each Regular Distribution Date and Special Distribution Date. (Section 4.03(a))

STATEMENTS TO CERTIFICATEHOLDERS

         On each Regular Distribution Date and Special Distribution Date, the Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of record of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 in aggregate principal amount of Certificates for such Trust, as to (i) and (ii) below):

         (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any;

         (ii) the amount of such distribution allocable to interest; and

         (iii) the Pool Balance and the Pool Factor for such Trust. (Section 4.03(a))

         So long as the Certificates are registered in the name of Cede, as nominee for DTC, on the Record Date prior to each Regular Distribution Date and Special Distribution Date, the Trustee will request from DTC a Securities Position Listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates of such Trust on such Record Date. On each Regular Distribution Date and Special Distribution Date, the Trustee will mail to each such DTC Participant the statement described above, and will make available additional copies as requested by such DTC Participant, to be available for forwarding to Certificate Owners. (Sections
3.09 and 4.03(a))

         In addition, after the end of each calendar year, the Trustee will prepare for each Certificateholder of record of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year for the applicable portion of such calendar year, and such other items as are readily available to the Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. (Section 4.03(b)) Such report and such other items shall be prepared on the basis of information supplied to the Trustee by the DTC Participants, and shall be delivered by the Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above.

         At such time, if any, as the Certificates are issued in the form of Definitive Certificates, the Trustee will prepare and deliver the information described above to each Certificateholder of record of such Trust as the name and period of record ownership of such Certificateholder appears on the records of the registrar of the Certificates. (Sections 3.09 and 4.03)

VOTING OF EQUIPMENT NOTES

         The Trustee, as holder of the Equipment Notes held in each Trust, has the right to vote and give consents and waivers in respect of such Equipment Notes under the related Indentures. The Basic Agreement sets forth the circumstances in which the Trustee shall direct any action or cast any vote as the holder of the Equipment Notes held in the applicable Trust at its own discretion and the circumstances in which the Trustee shall seek instructions from the Certificateholders of such Trust. Prior to an Event of Default (as defined below) with respect to any Trust, the principal amount of the Equipment Notes held in such Trust directing any action or being voted for or against any proposal shall be in proportion to the principal amount of Certificates held by the Certificateholders of such Trust taking the corresponding position. (Sections 6.01 and 10.01)

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

         The Basic Agreement defines an event of default with respect to a Trust (an "Event of Default") as the occurrence and continuance of an event of default under one or more of the related Indentures (an "Indenture Default"). (Section 6.01) The Indenture Defaults under an Indenture will be described in the applicable Prospectus Supplement and in the case of Leased Aircraft Notes, will include events of default under the related Lease. Since the Equipment Notes issued under an Indenture may be held in more than one Trust, a continuing Indenture Default under such Indenture would result in an Event of Default with respect to each such Trust. There will be, however, no cross-default provisions in the Indentures and events resulting in an Indenture Default under any particular Indenture will not necessarily result in an Indenture Default occurring under any other Indenture. If an Indenture Default occurs in fewer than all of the Indentures related to a Trust, the Equipment Notes issued pursuant to the related Indentures with respect to which an Indenture Default has not occurred will continue to be held in such Trust and payments of principal and interest on such Equipment Notes will continue to be distributed to the holders of the Certificates of such Trust as originally scheduled as therein provided.

         In the case of Leased Aircraft, the Owner Trustee and the Owner Participant under each Indenture each will have the right under certain circumstances to cure an Indenture Default that results from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant chooses to exercise such cure right, the Indenture Default and consequently the Event of Default with respect to the related Trust or Trusts will be deemed to have been cured.

         The Basic Agreement provides that, as long as an Indenture Default under any Indenture relating to Equipment Notes held in a Trust shall have occurred and be continuing, the Trustee of such Trust may vote all of the Equipment Notes issued under such Indenture that are held in such Trust, and upon the direction of the holders of Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust shall vote not less than a corresponding majority of such Equipment Notes, in favor of directing the related Loan Trustee to declare the unpaid principal amount of all Equipment Notes then outstanding under such Indenture and any accrued and unpaid interest thereon to be due and payable. The Basic Agreement also provides that, if an Indenture Default under any Indenture relating to Equipment Notes held in a Trust shall have occurred and be continuing, the Trustee of such Trust may, and upon the direction of the holders of Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust shall, vote all of the Equipment Notes issued under such Indenture that are held in such Trust in favor of directing the related Loan Trustee as to the time, method and place of conducting any proceeding for any remedy available to such Loan Trustee or of exercising any trust or power conferred on such Loan Trustee under such Indenture. (Sections 6.01 and 6.04)

         The ability of the holders of the Certificates issued with respect to any one Trust to cause the Loan Trustee with respect to any Equipment Notes held in such Trust to accelerate the payment on such Equipment Notes under the related Indenture or to direct the exercise of remedies by such Loan Trustee under the related Indenture will depend, in part, upon the proportion between the aggregate principal amount of the Equipment Notes outstanding under such Indenture and held in such Trust and the aggregate principal amount of all Equipment Notes outstanding under such Indenture. Each Trust will hold Equipment Notes with different terms from those of the Equipment Notes held in the other Trusts and therefore the Certificateholders of a Trust may have divergent or conflicting interests from those of the Certificateholders of the other Trusts holding Equipment Notes relating to the same Aircraft. In addition, so long as the same institution acts as Trustee of each Trust, in the absence of instructions from the Certificateholders of any such Trust, the Trustee for such Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Default. In such event, the Trustee has indicated that it would resign as trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the Basic Agreement.

         As an additional remedy, if an Indenture Default under an Indenture shall have occurred and be continuing, the Basic Agreement provides that the Trustee of a Trust holding Equipment Notes issued under such Indenture may, and upon the direction of the holders of Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust shall, sell all or part of such Equipment Notes for cash to any Person. (Sections 6.01 and 6.02) Any proceeds received by the Trustee upon any such sale shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes in default may be very limited and there can be no assurance that they could be sold for a reasonable price. Furthermore, so long as the same institution acts as Trustee of each Trust, it may be faced with a conflict in deciding from which Trust to sell Equipment Notes to available buyers. If the Trustee sells any such Equipment Notes with respect to which an Indenture Default exists for less than their outstanding principal amount, the Certificateholders of such Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Southwest, the related Owner Trustee in the case of any Leased Aircraft or the Trustee. Neither the Trustee nor the Certificateholders of such Trust, furthermore, could take any action with respect to any remaining Equipment Notes held in such Trust so long as no Indenture Defaults existed with respect thereto.

         Any amount distributed to the Trustee of any Trust by the Loan Trustee under any Indenture on account of the Equipment Notes held in such Trust following an Indenture Default under such Indenture shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. In addition, if, following an Indenture Default under any Indenture relating to Leased Aircraft, the related Owner Trustee exercises its option, if any, to redeem or purchase the outstanding Leased Aircraft Notes issued under such Indenture as described in the related Prospectus Supplement, the price paid by such Owner Trustee to the Trustee of any Trust for the Leased Aircraft Notes issued under such Indenture and held in such Trust shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01, 4.02 and 6.02)

         Any funds representing payments received with respect to any Equipment Notes held in a Trust in default, or the proceeds from the sale by the Trustee of any such Equipment Notes, held by the Trustee in the Special Payments Account for such Trust shall, to the extent practicable, be invested and reinvested by the Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. Permitted Investments are defined as obligations of the United States or agencies or instrumentalities thereof, the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Sections 1.01 and 4.04)

         The Basic Agreement provides that the Trustee of each Trust shall, within 90 days after the occurrence of a default in respect of such Trust, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it; provided that, except in the case of default in the payment of principal of, premium, if any, or interest on any of the Equipment Notes held in such Trust, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.01)

         The Basic Agreement contains a provision entitling the Trustee of each Trust, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Agreement at the request of such Certificateholders. (Section 7.02)

         In certain cases, the holders of Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all Certificates of such Trust waive, or may instruct the Loan Trustee to waive, any past default or Event of Default with respect to such Trust and thereby annul any direction given by such holders to the related Loan Trustee with respect thereto, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof; (ii) a default in payment of the principal of, premium, if any, or interest on any of the Equipment Notes held in such Trust and (iii) a default in respect of any covenant or provision of the Basic Agreement or the related Trust Supplement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of a majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. In the event of a waiver with respect to a Trust as described above, the principal amount of the Equipment Notes issued under the related Indenture held in such Trust shall be counted as waived in the determination of the majority in aggregate unpaid principal amount of Equipment Notes required to waive a default or an Indenture Default under such Indenture. Therefore, if the Certificateholders of a Trust or Trusts waive a past default or Event of Default such that the principal amount of the Equipment Notes held either individually in such Trust or in the aggregate in such Trusts constitutes the required majority in aggregate unpaid principal amount under the applicable Indenture, such past default or Indenture Default under such Indenture shall be waived.

MODIFICATIONS OF THE AGREEMENTS

         The Basic Agreement contains provisions permitting Southwest and the Trustee of each Trust to enter into a supplemental agreement, without the consent of the holders of any of the Certificates of such Trust, (i) to provide for the formation of such Trust and the issuance of a series of Certificates,
(ii) to evidence the succession of another corporation to Southwest and the assumption by such corporation of Southwest's obligations under the Basic Agreement and the applicable Trust Supplement, (iii) to add to the covenants of Southwest for the benefit of the holders of such Certificates, or to surrender any right or power in the Basic Agreement conferred upon Southwest, (iv) to correct or supplement any defective or inconsistent provision of the Basic Agreement, the applicable Trust Supplement or any supplemental trust agreement, or to make any other provisions with respect to matters or questions arising thereunder, provided such action shall not adversely affect the interest of the holders of such Certificates, or to cure any ambiguity or correct any mistake,
(v) to modify, eliminate or add to the provisions of the Basic Agreement to the extent as shall be necessary to continue the qualification of the Basic Agreement (including any supplemental agreement) under the Trust Indenture Act,
(vi) to provide for a successor Trustee or to add to or change any provision of the Basic Agreement as shall be necessary to facilitate the administration of the Trusts thereunder by more than one Trustee, or (vii) to make any other amendments or modifications which shall only apply to Certificates of one or more series to be issued thereafter. (Section 9.01)

         The Basic Agreement also contains provisions permitting Southwest and the Trustee of each Trust, with the consent of the Certificateholders of such Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, to execute supplemental agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to such Trust, and the applicable Trust Supplement, or modifying the rights of such

Certificateholders, except that no such supplemental agreement may, without the consent of the holder of each such Certificate so affected, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust, or distributions in respect of any Certificate of such Trust, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Equipment Note held in such Trust, except as provided in the Basic Agreement or the applicable Trust Supplement, or otherwise deprive such Certificateholder of the benefit of the ownership of the Equipment Notes held in such Trust, (c) reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in the Basic Agreement or the applicable Trust Supplement, the consent of the holders of which is required for any such supplemental agreement or for any waiver provided for in the Basic Agreement or such Trust Supplement, or (d) modify certain specified provisions of the Basic Agreement except to increase such percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holders of the Certificates affected. (Section 9.02)

MODIFICATION OF INDENTURE AND RELATED AGREEMENTS

         In the event that the Trustee, as the holder of any Equipment Notes held in a Trust, receives a request for its consent to any amendment, modification or waiver under the Indenture, Lease, if any, or other document relating to such Equipment Notes, the Trustee shall mail a notice of such proposed amendment, modification or waiver to each Certificateholder of such Trust as of the date of such notice. The Trustee shall request instructions from the Certificateholders of such Trust as to whether or not to consent to such amendment, modification or waiver. The Trustee shall vote or consent with respect to such Equipment Notes in such Trust in the same proportion as the Certificates of such Trust were actually voted by the holders thereof by a certain date. Notwithstanding the foregoing, if an Event of Default in respect of such Trust shall have occurred and be continuing, the Trustee may, in the absence of instructions from Certificateholders holding a majority in interest of such Trust, in its own discretion consent to such amendment, modification or waiver, and may so notify the relevant Loan Trustee. (Section 10.01)

TERMINATION OF THE TRUSTS

         The obligations of Southwest and the Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the Basic Agreement and the applicable Trust Supplement and the disposition of all property held in such Trust. The Trustee will mail to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the Trustee specified in such notice of termination. (Section 11.01)

DELAYED PURCHASE

         In the event that, on the delivery date of any Certificates, all of the proceeds from the sale of such Certificates are not used to purchase the Equipment Notes contemplated to be held in the related Trust, such Equipment Notes may be purchased by the Trustee at any time on or prior to the date specified in the applicable Prospectus Supplement. In such event, the Trustee will hold the proceeds from the sale of such Certificates not used to purchase Equipment Notes in an escrow account pending the purchase of the Equipment Notes not so purchased. Such proceeds will be invested in certain Specified Investments at the direction and risk of, and for the account of, Southwest. Earnings on Specified Investments in the escrow account for each Trust will be paid to Southwest periodically, and Southwest will be responsible for any losses. (Section 2.02(b))

         On the Regular Distribution Date occurring on the date specified in the applicable Prospectus Supplement, Southwest will pay to the Trustee an amount equal to the interest that would have accrued, at the rate specified in the applicable Prospectus Supplement with respect to such Certificates, had the Equipment Notes been purchased on the date of the issuance of such Certificates from the date of such issuance to, but excluding, the date of the purchase of such Equipment Notes by the Trustee. (Section 2.02(b))

SPECIAL DISTRIBUTION UPON UNAVAILABILITY OF AIRCRAFT

         To the extent, due to a casualty to, or other event causing the unavailability of, one or more Aircraft, that the full amount of the proceeds from the sale of any Certificates held in the escrow account referred to above is not used to purchase Equipment Notes on or prior to the date specified in the applicable Prospectus Supplement, an amount equal to the unused proceeds will be distributed by the Trustee to the holders of record of such Certificates on a pro rata basis upon not less than 20 days' prior notice to them as a Special Distribution on the date specified in the applicable Prospectus Supplement or on an earlier Special Distribution Date together with interest thereon at a rate equal to the rate applicable to such Certificates, but without premium, and Southwest will pay to the Trustee on such date an amount equal to such interest. (Section 2.02(b))

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

         Southwest will be prohibited from consolidating with or merging into any other Person or transferring all or substantially all of its assets as an entirety to any other Person unless, (i) the surviving successor or transferee Person shall (a) be a Person organized under the laws of the United States or any State thereof or the District of Columbia, (b) be a "citizen of the United States" as defined in the Aviation Act, (c) be a United States certificated air carrier and (d) expressly assume all of the obligations of Southwest contained in the Basic Agreement, the Note Purchase Agreements and the Indentures and, with respect to the Leased Aircraft Notes, the Leases and any other operative documents; (ii) immediately after giving effect to such transaction, no Lease Default or Lease Event of Default shall have occurred and be continuing with respect to the Certificates; (iii) Southwest shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions; and (iv) the surviving successor or transferee corporation shall make such filings and recordings with the Federal Aviation Administration pursuant to the Aviation Act, as shall be necessary or desirable to evidence such consolidation, merger, conveyance, transfer or lease with or to such Person. (Section 5.02)

THE TRUSTEE

         Wilmington Trust Company will be the initial Trustee for each of the Trusts. The Trustee and any of its affiliates may hold Certificates in their own names. (Section 7.04) With certain exceptions, the Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Leases, if any, or other related documents. (Section 7.03) Unless otherwise specified in a Prospectus Supplement, Wilmington Trust

Company will also be the Loan Trustee of the Indentures under which the Equipment Notes are issued. It also serves as indenture trustee in numerous other aircraft financing transactions involving Southwest.

         The Trustee may resign with respect to any or all of the Trusts at any time, in which event Southwest will be obligated to appoint a successor trustee. If the Trustee ceases to be eligible to continue as Trustee with respect to a Trust or becomes incapable of acting as Trustee or becomes insolvent, Southwest may remove such Trustee, or any holder of Certificates of such Trust for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. Any resignation or removal of the Trustee with respect to a Trust and appointment of the successor trustee for such Trust does not become effective until acceptance of the appointment by the successor trustee. (Section 7.08) Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Trust. All references in this Prospectus to the Trustee are to the trustee acting in such capacity under each of the Trusts and should be read to take into account the possibility that each of the Trusts could have a different successor trustee in the event of such a resignation or removal.

         The Basic Agreement provides that Southwest will pay the Trustee's fees and expenses. (Section 7.06)

                       DESCRIPTION OF THE EQUIPMENT NOTES

         The statements under this caption are summaries and do not purport to be complete. Except as otherwise indicated below or as described in the applicable Prospectus Supplement, the following summaries will apply to the Equipment Notes, the Indenture, the Lease, if any, and the Note Purchase Agreement relating to each Aircraft. Additional provisions with respect to the Equipment Notes, the Indentures, the Leases, if any, and the Note Purchase Agreements relating to any particular offering of Certificates will be described in the applicable Prospectus Supplement.

GENERAL

         Each Equipment Note issued under the same Indenture will relate to a single Aircraft. The Equipment Notes with respect to each Aircraft will be issued under a separate Indenture between the related Loan Trustee and Southwest (in the case of Owned Aircraft Notes) or the related Loan Trustee and the Owner Trustee (in the case of Leased Aircraft Notes) of a trust for the benefit of the Owner Participant who is the beneficial owner of the related Aircraft.

         Southwest's obligations under each Indenture relating to an Owned Aircraft and under the related Owned Aircraft Notes will be direct obligations of Southwest. The Leased Aircraft Notes will be nonrecourse obligations of the related Owner Trustee. Except in certain circumstances involving Southwest's purchase of a Leased Aircraft and the assumption of the Leased Aircraft Notes related thereto, the Leased Aircraft Notes will not be direct obligations of, or guaranteed by, Southwest; however, Southwest is obligated to make or cause to be made rental and other payments to the related Owner Trustee under the Lease of the related Leased Aircraft in amounts that will be at least sufficient to pay when due all payments required to be made on the Leased Aircraft Notes issued with respect to such Leased Aircraft. Southwest's rental obligations under each Lease will be general obligations of Southwest.

PRINCIPAL AND INTEREST PAYMENTS

         Interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth in the applicable Prospectus Supplement until the final distribution date for such Trust. Principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth in the applicable Prospectus Supplement until the final distribution date for such Trust.

         If any date scheduled for any payment of principal of, premium, if any, or interest on the Equipment Notes is not a Business Day, such payment may be made on the next succeeding Business Day without any additional interest.

SECURITY

         The Leased Aircraft Notes will be secured by (i) an assignment by the related Owner Trustee to the related Loan Trustee of such Owner Trustee's rights (except for certain rights, including those described below) under the Lease with respect to the related Leased Aircraft, including the right to receive payments of rent thereunder, (ii) a mortgage to such Loan Trustee on such Aircraft, subject to the rights of Southwest under such Lease, and (iii) an assignment to such Loan Trustee of certain of such Owner Trustee's rights under the purchase agreement between Southwest and the related airframe manufacturer. Unless and until an Indenture Default with respect to a Leased Aircraft has occurred and is continuing, the Loan Trustee may not exercise the rights of the Owner Trustee under the related Lease, except the right to receive payments of rent due thereunder and certain enumerated shared rights. The assignment by the Owner Trustee to the Loan Trustee of its rights under the related Lease will exclude certain rights of such Owner Trustee and the related Owner Participant, including rights to amend, modify or waive, or take actions with respect to, certain provisions of the related Lease (but only so long as the same will not impair the value of the trust estate), rights relating to indemnification by Southwest for certain matters, insurance proceeds payable to such Owner Trustee in its individual or trust capacity and to such Owner Participant under liability insurance maintained by Southwest under such Lease or by any other Person, insurance proceeds payable to such Owner Trustee in its individual or trust capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant and certain reimbursement payments made by Southwest to such Owner Participant.

         The Owned Aircraft Notes will be secured by a mortgage from Southwest to the Loan Trustee of the related Owned Aircraft and an assignment by Southwest to such Loan Trustee of certain of Southwest's rights under the purchase agreement between Southwest and the related airframe manufacturer.

         The Equipment Notes issued under different Indentures will not be cross-collateralized and consequently the Equipment Notes issued in respect of any one Aircraft will not be secured by any of the other Aircraft (or any of the other security related thereto). Southwest will be required to keep each Aircraft registered under the Aviation Act and to record, or maintain the recordation of, the Indenture and the Lease, if any, among other documents, with respect to each Aircraft under the Aviation Act. Such recordation of the Indenture, the Lease, if any, and other documents with respect to each Aircraft is intended to give the related Loan Trustee a first priority perfected security interest in the related Aircraft whenever it is located in the United States or any of its territories and possessions and, with certain limited exceptions, in those jurisdictions that have ratified or adhered to the Convention on the

International Recognition of Rights in Aircraft (the "Convention"). However, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were located outside the United States.

         Funds, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an event of loss to such Aircraft or termination of the Lease, if any, relating thereto, will be invested and reinvested by such Loan Trustee, at the direction of Southwest (except in the case of certain Events of Default), in investments described in the related Indenture or Lease. Southwest will pay the amount of any loss resulting from any such investment directed by it.

LIMITATION OF LIABILITY

         The Owned Aircraft Notes will be direct obligations of Southwest. Except in certain circumstances involving Southwest's purchase of a Leased Aircraft and the assumption of the Leased Aircraft Notes related thereto, the Leased Aircraft Notes will not be direct obligations of, or guaranteed by, Southwest. None of the Owner Trustees, the Owner Participants or the Loan Trustees, or any affiliates thereof, shall be personally liable to any holder of a Leased Aircraft Note or, in the case of the Owner Trustees and the Owner Participants, to the Loan Trustees for any amounts payable under the Leased Aircraft Notes or, except as provided in each Indenture, for any liability under such Indenture. Except in the circumstances described above, all payments of principal of, premium, if any, and interest on the Equipment Notes issued with respect to any Aircraft (other than payments made in connection with an optional redemption or purchase of Leased Aircraft Notes by the related Owner Trustee or the related Owner Participant or certain payments made by the related Owner Participant) will be made only from the assets subject to the lien of the Indenture with respect to such Aircraft or the income and proceeds received by the related Loan Trustee therefrom (including, in the case of a Leased Aircraft, rent payable by Southwest under the Lease with respect to such Leased Aircraft).

         Except as otherwise provided in the Indentures, each Owner Trustee in its individual capacity shall not be answerable or accountable under the Indentures or under the Leased Aircraft Notes under any circumstances except for its own wilful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under any of the Indentures or the Leased Aircraft Notes to the Loan Trustees or to any holder of any Leased Aircraft Note.

INDENTURE DEFAULTS AND REMEDIES

         The applicable Prospectus Supplement will describe the Indenture Defaults under the related Indentures, the remedies that the Loan Trustee may exercise with respect to the related Aircraft, either at its own initiative or upon instruction from holders of the related Equipment Notes, and other provisions relating to the occurrence of an Indenture Default and the exercise of remedies. There will be no cross-default provisions in the Indentures and events resulting in an Indenture Default under any particular Indenture will not necessarily result in an Indenture Default under any other Indenture.

LEASED AIRCRAFT LEASES

         Each Leased Aircraft will be leased separately by the related Owner Trustee to Southwest pursuant to a "net lease" for a term commencing on the delivery date thereof to such Owner Trustee and expiring on a date not earlier than the latest maturity date of the Leased Aircraft Notes issued with respect to such Leased Aircraft unless previously terminated as permitted by the related Lease. The basic rent payments by Southwest under each Lease will be payable on the dates specified in the applicable Prospectus Supplement, and will be assigned by the Owner Trustee under the related Indenture to provide the funds necessary to make payments of principal and interest due from such Owner Trustee on the Leased Aircraft Notes issued under such Indenture. Although in certain cases the basic rent payments under the Leases may be adjusted, under no circumstances will rent payments that Southwest will be unconditionally obligated to make or cause to be made under any Lease be less than the scheduled payments of principal and interest on the Leased Aircraft Notes issued under the Indenture relating to such Lease. The balance of any basic rent payments under each Lease, after payment of the scheduled principal and interest on the Leased Aircraft Notes issued under the Indenture relating to such Lease, will be paid over to the related Owner Trustee. Southwest's obligation to pay rent and to cause other payments to be made under each Lease will be a general obligation of Southwest. The applicable Prospectus Supplement will describe the Lease Events of Default under the related Leases, the remedies that the Owner Trustee may exercise with respect to the related Leased Aircraft, and other provisions relating to the occurrence of a Lease Event of Default and the exercise of remedies.

COVENANTS RELATING TO AIRCRAFT

         Pursuant to the applicable Lease, Southwest will be obligated, at its expense, to cause each Aircraft to be duly registered, to pay all costs of operating each Aircraft and to maintain, service and repair each Aircraft so as to keep each Aircraft in as good operating condition as when delivered to Southwest, ordinary wear and tear excepted, and in such condition as may be necessary to enable the airworthiness certification thereof to be maintained in good standing at all times (other than during temporary periods of grounding) under the Aviation Act. Southwest will be obligated, at its expense, to replace all parts (other than severable parts added at the option of Southwest and parts that Southwest is permitted to remove to the extent described below) that may from time to time be incorporated or installed in or attached to any Aircraft and that may become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered permanently unfit for use. Southwest will have the right to make alterations and modifications in and additions to (including removal of parts which Lessee deems obsolete or no longer suitable or appropriate for use on the Aircraft from) each Aircraft as Southwest deems desirable, provided that no such alteration, modification, addition or removal shall diminish the value or utility of such Aircraft or impair the condition or airworthiness thereof.

THE NOTE PURCHASE AGREEMENTS

         Southwest will be required to indemnify each Loan Trustee and, in the case of Leased Aircraft, each Owner Participant and Owner Trustee for certain losses, claims and other matters. In the case of Leased Aircraft, Southwest will be required under certain circumstances to indemnify each Owner Participant against the loss of depreciation deductions and certain other benefits allowable for certain income tax purposes with respect to the related Leased Aircraft. Each Owner Participant will be required to indemnify the related Loan Trustee and the holders of the Leased Aircraft Notes issued with respect to the Leased Aircraft in which such Owner Participant has an interest for certain losses that may be suffered as a result of its failure to be a United States citizen or the failure of such Owner Participant to discharge certain liens or claims on or against the assets subject to the lien of the related Indenture. Subject to certain restrictions, each Owner Participant may transfer its interest in the related Leased Aircraft.

                        FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion by Southwest of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates and should be read in conjunction with any additional discussion of federal income tax consequences included in the applicable Prospectus Supplement. The discussion is based on laws, regulations, rulings and decisions in effect as of the date hereof, all of which are subject to change (possibly on a retroactive basis) or different interpretation. There can be no assurance that the Internal Revenue Service will not challenge one or more of the tax consequences described herein, and Southwest does not intend to seek a ruling from the Service as to any such consequences. The discussion does not purport to address federal income tax consequences applicable to particular categories of investors, some of which (for example, insurance companies and foreign investors) may be subject to special rules. The statements of law and legal conclusions set forth herein are based upon the opinion of Vinson & Elkins L.L.P., special counsel to Southwest. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates, including the advisability of making any election discussed below. The Trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Trust.

GENERAL

         The Trusts should not be classified as associations taxable as corporations, but, rather, each should be classified as a grantor trust under subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended (the "Code"), and each Certificate Owner should be treated as the owner of a pro rata undivided interest in each of the Equipment Notes and any other property held in the related Trust.

         Each Certificate Owner must report on its federal income tax return its pro rata share of the entire income from each of the Equipment Notes and any other property held in the related Trust, in accordance with such Certificate Owner's method of accounting. A Certificate Owner using the cash method of accounting must take into account its pro rata share of income as and when received by the Trustee. A Certificate Owner using an accrual method of accounting must take into account its pro rata share of income as it accrues or is received by the Trustee, whichever is earlier.

         A purchaser of a Certificate should be treated as purchasing an interest in each Equipment Note and any other property in the related Trust at a price determined by allocating the purchase price paid for the Certificate among such Equipment Notes and other property in proportion to their fair market values at the time of purchase of the Certificate. Unless otherwise indicated in a Prospectus Supplement, Southwest anticipates that when all the Equipment Notes have been acquired by the related Trust the purchase price paid for a Certificate of such Trust by an original purchaser of such Certificate should be allocated among the Equipment Notes held in such Trust in proportion to their respective principal amounts.

         If an Equipment Note held by a Trust is prepaid, a Certificate Owner will be considered to have sold his pro rata share of that Equipment Note, and will recognize gain or loss equal to the difference between its aggregate adjusted basis in the Equipment Note and the amount realized on the sale (except to the extent attributable to accrued interest, which would be taxable as interest income if not previously included in income). Subject to the market discount provisions of the Code (described below), any such gain or loss will be capital gain or loss if the Equipment Note is considered to have been held for more than one year. Net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. With respect to the Leased Aircraft Notes, an Owner Participant's conveyance of its interest in a trust owning a Leased Aircraft will not constitute a taxable event to the holders of interests in the related Leased Aircraft Notes. However, if Southwest were to assume an Owner Trustee's obligations under the related Leased Aircraft Notes upon a purchase of the related Aircraft by Southwest, such assumption might be treated for federal income tax purposes as a taxable exchange of the respective Equipment Notes resulting in the recognition of taxable gain or loss under the rules discussed above. If a Certificate Owner acquires its interest in the Certificates at an amount equal to the outstanding principal balance (plus accrued interest, if any) of the underlying Equipment Notes at the time of such acquisition (e.g., a Certificate Owner purchasing at par in the initial offering of Certificates), then, provided that the Certificates are not treated as publicly traded for purposes of Treasury Regulation Section 1.1273-2, and the interest rate on the Certificates is at least equal to the applicable federal rate at such time, such assumption will not require a Certificate Owner to report taxable gain or loss. It is anticipated that the Certificates should not be treated as publicly traded for this purpose.

SALES OF CERTIFICATES

         A Certificate Owner that sells a Certificate should recognize gain or loss (in the aggregate) equal to the difference between its adjusted tax basis in the Certificate and the amount realized on the sale (except to the extent attributable to accrued interest, which should be taxable as interest income). Subject to the market discount provisions of the Code (described below), any such gain or loss will be capital gain or loss if the Certificate was held as a capital asset and will be long-term capital gain or loss if the Certificate was held for more than one year. Net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income.

MARKET DISCOUNT

         A Certificate Owner should be considered to have acquired an interest in an Equipment Note at a "market discount" to the extent the remaining principal amount of the Equipment Note allocable to such Certificate Owner's Certificate exceeds such Certificate Owner's tax basis allocable to such Equipment Note, unless the excess does not exceed a prescribed de minimis amount. In the event such excess exceeds the de minimis amount, the Certificate Owner should be subject to the market discount rules of sections 1276 to 1278 of the Code with regard to its interest in the Equipment Note.

         In the case of a sale or certain other dispositions of indebtedness subject to the market discount rules, section 1276 of the Code requires that gain, if any, from such sale or disposition be treated as ordinary income to the extent such gain represents market discount that has accrued during the period in which such indebtedness was held and was not previously included in the Certificate Owner's income. If such indebtedness is disposed of in an nontaxable transaction (other than a nonrecognition transaction described in Code section 1276(c)), accrued market discount will be includable as ordinary income as if the Certificate Owner had sold the Certificate at its then market value.

         In the case of a partial principal payment on indebtedness subject to the market discount rules, section 1276 of the Code requires that such payment be included in gross income as ordinary income to the extent such payment does not exceed the market discount that has accrued during the period such indebtedness was held. The amount of any accrued market discount later required to be included in gross income as ordinary income upon a sale or disposition or subsequent partial principal payment will be reduced by the amount of accrued market discount previously so included.

         Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, a constant interest method. However, in the case of Equipment Notes that constitute installment obligations, the manner in which market discount is to be accrued has been left to Treasury regulations not yet issued. Until such Treasury regulations are issued, the explanatory Conference Committee Report to the Tax Reform Act of 1986 (the "Conference Report") indicates that holders of installment obligations with market discount may elect to accrue market discount either on the basis of a constant interest rate or as follows: the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the installment obligation as of the beginning of such period.

         Under section 1277 of the Code, if in any taxable year interest paid or accrued on indebtedness incurred or continued to purchase or carry indebtedness subject to the market discount rules exceeds the interest currently includable in income with respect to such indebtedness, deduction of the excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when such market discount is included in income upon the sale or other disposition (including repayment) of the indebtedness.

         Section 1278 of the Code allows a taxpayer to make an election to include market discount in his gross income currently. If such election is made, the rules of sections 1276 and 1277 (described above) will not apply to the taxpayer.

PREMIUM

         A Certificate Owner should generally be considered to have acquired an interest in an Equipment Note at a premium to the extent such Certificate Owner's tax basis allocable to such Equipment Note exceeds the remaining principal amount of the Equipment Note allocable to such Certificate Owner's Certificate. In that event, a Certificate Owner that holds such Certificate as a capital asset may elect to amortize such premium as an offset to interest income under section 171 of the Code with corresponding reductions in such Certificate Owner's tax basis in such Equipment Note. Generally, such amortization is on a constant yield basis. However, in the case of installment obligations (such as certain or all of the Equipment Notes), the Conference Report indicates a Congressional intent that amortization will be in accordance with the same rules that will apply to the accrual of market discount on installment obligations. See "Federal Income Tax Consequences -- Market Discount."

         If Equipment Notes may be called at a premium prior to maturity, amortizable premium may be determined by reference to an early call date. Due to the complexities of the amortizable premium rules, particularly where there is more than one possible call date and the amount of any premium is uncertain, Certificate Owners are urged to consult their own tax advisors as to the amount of any such amortizable premium.

         If a Certificate Owner acquires an interest in a Certificate at a premium and elects to amortize such premium, and the Internal Revenue Service successfully challenges the amount of amortization claimed for a particular period, then such Certificate Owner would be precluded from offsetting interest income on the Equipment Note for such period with the amount of the disallowed amortization, and the basis of such Equipment Note would be increased accordingly.

ORIGINAL ISSUE DISCOUNT

         Owners of certain debt instruments issued with original issue discount ("OID") that is not de minimis generally must include such OID in income as it accrues, regardless of their method of accounting. This results in an inclusion of OID in income before the receipt of cash attributable to such income. It is anticipated that the Equipment Notes will not be issued with OID. Certain aggregation rules in the Treasury Regulation relating to OID (the "OID Regulations"), however, could be interpreted to require that where one investor purchases Certificates issued by more than one Trust, certain of that investor's interests in the Equipment Notes in those Trusts must be treated together as a single debt instrument, which, for purposes of calculating and amortizing any OID, has a single issue price, maturity date, stated redemption price at maturity and yield to maturity. If the OID Regulations were applicable in this way, such aggregation of Certificates could be treated with respect to such investors as a debt instrument issued with OID.

         The OID Regulations provide generally that only debt instruments that are issued by a single issuer to a single holder are aggregated. The IRS, however, may aggregate debt instruments that are issued by more than one issuer or that are issued to more than one holder if the debt instruments are issued in an arrangement that is designed to avoid the aggregation rule. The OID Regulations provide an exception to the aggregation rule if the debt instrument is part of an issue a substantial portion of which is issued for cash to parties who are not related to the issuer or holder and who do not purchase other debt instruments of the same issuer in connection with the same transaction or related transactions. Whether this exception in the OID Regulations would apply in this case is uncertain. Certificate Owners are urged to consult their own tax advisors regarding the application of the aggregation rules.

BACKUP WITHHOLDING

         Payments made on Certificates, and proceeds from the sale of Certificates to or through certain brokers, may be subject to a "backup" withholding tax of 31% unless a Certificate Owner complies with certain reporting procedures or is an exempt recipient under section 3406 of the Code. Any such withheld amounts will be allowed as a credit against the Certificate Owner's federal income tax.

INFORMATION REPORTS

         Information reports will be made by the Trustee to the Internal Revenue Service, and to Certificate Owners that are not exempt from the reporting requirements, annually or as otherwise required with respect to interest paid on the Certificates.

                             CERTAIN DELAWARE TAXES

         The initial Trustee is a Delaware banking corporation. Potter, Anderson & Corroon, counsel to the Trustee, has advised Southwest that, in its opinion, under currently applicable law, assuming that each Trust will not be taxable as a corporation for federal income tax purposes, but, rather, will be classified as a grantor trust under subpart E, Part I of Subchapter J of the Code, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) Certificate Owners that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, owning (including receiving payments with respect to) or selling a Certificate. Neither the Trusts nor the Certificate Owners will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Trust. In general, should a Certificate Owner or a Trust be subject to any state or local tax which would not be imposed if the Trustee were located in a different jurisdiction in the United States, the Trustee will resign and a new Trustee in such other jurisdiction will be appointed.

                              ERISA CONSIDERATIONS

         Unless otherwise indicated in the applicable Prospectus Supplement, Certificates may not be purchased by, or with assets of, an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or individual retirement account or employee benefit plan subject to Section 4975 of the Code. Certain governmental plans and non-electing church plans, however, are not subject to Title I of ERISA or
Section 4975 of the Code, and, therefore, may purchase the Certificates.

                              PLAN OF DISTRIBUTION

         The Certificates being offered hereby may be sold in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; and (iv) directly to other purchasers.

         The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         Offers to purchase Certificates may be solicited by agents designated by Southwest from time to time. Any such agent involved in the offer or sale of the Certificates in respect of which this Prospectus is delivered will be named, and any commissions payable by Southwest to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Certificates so offered and sold.

         If the Certificates are sold by means of an underwritten offering, Southwest will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the Certificates in respect of which this Prospectus is delivered to the public. If underwriters are utilized in the sale of the Certificates in respect of which this Prospectus is delivered, the Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Certificates, unless otherwise indicated in the Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Certificates will be obligated to purchase all such Certificates if any are purchased. Southwest does not intend to apply for listing of the Certificates on a national securities exchange. If the Certificates are sold by means of an underwritten offering, the underwriters may make a market in the Certificates as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in the Certificates and any such market-making could be discontinued at any time at the sole discretion of such underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Certificates.

         If a dealer is utilized in the sale of the Certificates in respect of which this Prospectus is delivered, such Certificates will be sold by the Trustee to the dealer as principal. The dealer may then resell such Certificates to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Certificates so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

         Offers to purchase Certificates may be solicited directly and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

         Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by Southwest against certain liabilities, including liabilities under the Securities Act.

         Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, Southwest in the ordinary course of business.

         If so indicated in the applicable Prospectus Supplement, agents, underwriters or dealers may be authorized to solicit offers by certain institutions to purchase Certificates at the public offering prices set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on a specified date or dates. A commission indicated in the applicable Prospectus Supplement will be paid to agents, underwriters and dealers soliciting purchases of Certificates pursuant to Contracts accepted by Southwest.

                                 LEGAL OPINIONS

         Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Certificates offered hereby will be passed upon for Southwest by Deborah Ackerman, Associate General Counsel for Southwest, and for any agents, underwriters or dealers by counsel to be identified in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, both Ms. Ackerman and counsel for any agents, underwriters or dealers will rely on the opinion of counsel for Wilmington Trust Company, individually and as Trustee for the Certificates of each Trust, as to certain matters relating to the authorization, execution and delivery of such Certificates by and the valid and binding effect thereon, such Trustee. The statements of law and legal conclusions set forth under "Federal

Income Tax Consequences" are based on the opinion of Vinson & Elkins L.L.P., Houston, Texas. Ms. Ackerman beneficially owns approximately 8,700 shares of common stock of the Company. Members of the firm of Vinson & Elkins L.L.P. having responsibility for the Company's legal matters beneficially own approximately 5,500 shares of common stock of the Company.

                                    EXPERTS

         The consolidated financial statements of Southwest Airlines Co. appearing in the Southwest Airlines Co. Annual Report (Form 10-K) for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                                                      APPENDIX I

                           GLOSSARY OF CERTAIN TERMS

         The following is a glossary of certain terms used in this Prospectus. The definitions of terms used in this glossary that are also used in the Basic Agreement, Trust Supplements, Indentures, Leases or Note Purchase Agreements are qualified in their entirety by reference to the definitions of such terms contained therein. Additional terms or changes in the terms defined below may appear in the applicable Prospectus Supplement.

         "Aircraft" means Leased Aircraft and Owned Aircraft.

         "Aviation Act" means the Federal Aviation Act of 1958, as amended, and the applicable regulations thereunder.

         "Basic Agreement" means the Pass Through Trust Agreement, dated as of February 1, 1993, between Southwest and the Trustee.

         "Business Day," when used with respect to the Certificates of any series, means any day other than a Saturday, a Sunday, or a day on which banking institutions in New York, Dallas, Texas or a city and state in which the Trustee or any related Loan Trustee maintains its Corporate Trust Office or receives and disburses funds are authorized or obligated by law, regulation or executive order to be closed.

         "Certificate" means each of the Certificates to be issued by each of the Trusts pursuant to the Basic Agreement.

         "Certificate Account" means the one or more non-interest-bearing accounts established and maintained by the Trustee pursuant to the Basic Agreement on behalf of the Certificateholders of each Trust for the deposit of payments representing Scheduled Payments on the Equipment Notes held in such Trust.

         "Certificate Owner" means a person having a beneficial interest in a Certificate.

         "Certificateholder" means the Person in whose name a Certificate is registered.

         "Code" means the United States Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission.

         "Engine" means each of the engines relating to an Aircraft.

         "Equipment Notes" means the Owned Aircraft Notes and the Leased Aircraft Notes.

         "Event of Default" means, with respect to the Equipment Notes held in any Trust, the occurrence and continuance of an Indenture Default under one or more of the related Indentures.

         "Indenture" means each of the separate trust indenture and security agreements entered into from time to time between (a) Southwest and a Loan Trustee with respect to the issuance of Owned Aircraft Notes or (b) an Owner Trustee and a Loan Trustee with respect to the issuance of Leased Aircraft Notes as each such agreement may hereafter be amended or supplemented in accordance with its respective terms.

         "Indenture Default" means each of the events designated as an event of default in an Indenture, as described in the applicable Prospectus Supplement.

         "Lease" means each of the Lease Agreements entered into with respect to a Leased Aircraft between an Owner Trustee and Southwest, as each such Lease Agreement may from time to time be amended or supplemented in accordance with its respective term.

         "Lease Event of Default" means each of the events designated as an event of default in a Lease, as described in the applicable Prospectus Supplement.

         "Leased Aircraft" means each aircraft, including its Engines, leased by an Owner Trustee to Southwest pursuant to a Lease.

         "Leased Aircraft Notes" means the equipment notes issued on a nonrecourse basis by the Owner Trustees pursuant to the Indentures relating to Leased Aircraft.

         "Loan Trustee", when used with respect to any Equipment Note or the Indenture applicable thereto, means the bank or trust company designated as indenture trustee under such Indenture, and any successor to such Loan Trustee as such trustee.

         "Note Purchase Agreement," when used with respect to any Equipment Note, means the note purchase, participation, refinancing or similar agreement or agreements referred to in the related Indenture, providing for, among other things, the purchase of Equipment Notes by the Trustee.

         "Owned Aircraft" means each aircraft, including its Engines, that is security for the obligations of Southwest under the Owned Aircraft Notes.

         "Owned Aircraft Notes" means the equipment notes issued, with recourse to Southwest, by Southwest pursuant to the Indentures relating to Owned Aircraft.

         "Owner Participant" means each of the owner participants for whose benefit an Owner Trustee owns a Leased Aircraft leased to Southwest pursuant to a Lease and its permitted successors and assigns.

         "Owner Trustee", when used with respect to any Leased Aircraft Note or the Indenture applicable thereto or the Lease related thereto, means the "Owner Trustee" referred to in the applicable Indenture, not in its individual capacity but solely as trustee; and each other person which may from time to time be acting as Owner Trustee in accordance with the provisions of the applicable Indenture or Lease.

         "Pool Balance" means, for each Trust, as of any date, the aggregate unpaid principal amount of the Equipment Notes held in such Trust on such date plus any amounts in respect of principal on such Equipment Notes held by the Trustee and not yet distributed, plus any amount of any moneys held in the related Escrow Account (other than earnings thereon). The Pool Balance for each Trust as of any Regular

Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes held in such Trust and distribution thereof to be made on that date.

         "Pool Factor" means, for each Trust, as of any date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the aggregate original principal amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes held in such Trust and distribution thereof to be made on that date.

         "Regular Distribution Date" means each date on which a Scheduled Payment will be distributed, as specified in the applicable Prospectus Supplement.

         "Scheduled Payment" means each payment of interest or principal on an Equipment Note scheduled to be received by the Trustee on the Regular Distribution Dates specified in the applicable Prospectus Supplement.

         "Special Distribution Date" means each date on which a Special Payment will be distributed, as specified in the applicable Prospectus Supplement.

         "Special Payment" means (i) any payment of principal, premium, if any, and interest resulting from the redemption or purchase of an Equipment Note held in a Trust, (ii) any payment of principal and interest (including any interest accruing upon default) on, or any other amount in respect of, an Equipment Note held in a Trust upon an Indenture Default in respect of, or upon acceleration relating to, such Equipment Note, (iii) any payment of principal, premium, if any, and interest on an Equipment Note which is not in fact paid within five days of a Regular Distribution Date, (iv) any proceeds from the sale of any Equipment Note upon an Event of Default, or (v) the amounts available for distribution from a Trust as a result of the failure to apply such amounts to the purchase of Equipment Notes on or prior to the date specified in the applicable Prospectus Supplement.

         "Special Payments Account" means the one or more accounts established and maintained by the Trustee pursuant to the Basic Agreement on behalf of the Certificateholders of each Trust for the deposit of payments representing Special Payments.

         "Specified Investments" when used with respect to any Trust, means, unless otherwise specified in the related Prospectus Supplement, (i) obligations of, or guaranteed by, the United States of America or agencies thereof, (ii) open market commercial paper of any corporation incorporated under the laws of the United States of America or any State thereof rated at least P-2 or its equivalent by Moody's Investors Service, Inc. or at least A-2 or its equivalent by Standard & Poor's Corporation, (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits (including overnight deposits) with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States or any political subdivision thereof having combined capital and surplus and retained earnings of at least $500,000,000 (including any Loan Trustee or Owner Trustee if such conditions are met), (iv) U.S. dollar denominated offshore certificates of deposit issued by, or offshore time deposits with, any commercial bank described in (iii) or any subsidiary thereof, and (v) repurchase agreements with any financial institution described in clause (iii) above having a combined capital and surplus of at least $500,000,000 fully collateralized by obligations of the type described in clauses (i) through (iv) above; provided that if all of the above investments are unavailable, the entire amounts to be invested may be used to purchase federal funds from an entity described in clause (iii) above; and provided further that no investment shall be eligible as a "Specified Investment" unless the final maturity or date of return of such investment is on or before the date applicable to the particular Trust, as specified in the related Prospectus Supplement.

         "Trust" means each of the Southwest Airlines Pass Through Trusts to be formed pursuant to the Basic Agreement and a Trust Supplement.

         "Trustee" means Wilmington Trust Company, a Delaware banking corporation, in its capacity as Trustee under each Trust, and each other person which may from time to time act as successor Trustee under such Trust.

         "Trust Property" means the Equipment Notes held as the property of a Trust and all funds from time to time deposited in the related Certificate Account, the related Special Payments Account and any other account maintained as a part of such Trust, including any proceeds from the sale by the Trustee of any such Equipment Note in connection with an Event of Default.

         "Trust Supplement" means each of the Trust Supplements between Southwest and the Trustee, pursuant to each of which one Trust is formed and one series of Certificates is issued to evidence fractional undivided ownership interests in the Trust Property held in such Trust.

                                  (BACK COVER)

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN
AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS WITH RESPECT TO THIS OFFERING, OTHER
THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN
THIS PROSPECTUS OR IN ANY PROSPECTUS SUPPLEMENT,
AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR
REPRESENTATION MUST NOT BE RELIED UPON AS HAVING
BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER,
DEALER OR AGENT.  THIS PROSPECTUS AND ANY PROSPECTUS
SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A
SOLICITATION OF AN OFFER TO BUY ANY CERTIFICATES IN
ANY JURISDICTION TO ANY PERSON TO WHOM IT IS
UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.

NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY
PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER
SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN
IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE
AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR
THEREOF OR THAT THE INFORMATION CONTAINED OR
INCORPORATED BY REFERENCE HEREIN OR THEREIN IS
CORRECT AS OF ANY TIME SUBSEQUENT TO THIS DATE.

            __________________

            TABLE OF CONTENTS

                                                 PAGE
                                                 ----
                      PROSPECTUS

Available Information . . . . . . . . . . . .       2
Reports to Certificateholders by the
  Trustee . . . . . . . . . . . . . . . . . .       2
Documents Incorporated by Reference . . . . .       2
Glossary  . . . . . . . . . . . . . . . . . .       2
The Company . . . . . . . . . . . . . . . . .       3
Ratios of Earnings to Fixed Charges . . . . .       3
Formation of the Trusts . . . . . . . . . . .       3
Use of Proceeds . . . . . . . . . . . . . . .       4
Description of the Certificates . . . . . . .       4
Description of the Equipment Notes  . . . . .      15
Federal Income Tax Consequences . . . . . . .      19
Certain Delaware Taxes  . . . . . . . . . . .      22
ERISA Considerations  . . . . . . . . . . . .      23
Plan of Distribution  . . . . . . . . . . . .      23
Legal Opinions  . . . . . . . . . . . . . . .      24
Experts . . . . . . . . . . . . . . . . . . .      25
Glossary of Certain Terms . . . . . . . . . .     A-1

                             SOUTHWEST AIRLINES CO.

                                  ____________

                           PASS THROUGH CERTIFICATES
                                   PROSPECTUS

                                  ____________

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission Registration Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  137,950
Trustee's Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      30,000
Printing and Engraving Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      50,000
Rating Agency Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     240,000
Accountants' Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      60,000
Blue Sky and Legal Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     150,000
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      32,050
                                                                                                                 ----------

                 Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  700,000
                                                                                                                 ==========

         All amounts are estimated except for the registration fee.

ITEM 15.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article VIII, Section 1 of Registrant's Bylaws provides as follows:

                 "Right to Indemnification: Subject to the limitations and conditions as provided in this Article VIII, each person, who was or is made a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter called a "proceeding"), or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding, by reason of the fact that he (or a person of whom he is the legal representative) is or was a director or officer of the corporation (or while a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, trust, employee benefit plan, or other enterprise) shall be indemnified by the corporation to the fullest extent permitted by the Texas Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, court costs and attorneys' fees) actually incurred by such person in connection with such proceeding, appeal, inquiry or investigation, and indemnification under this Article VIII shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder; provided, however, that in no case shall the corporation indemnify any such person (or the legal representative of any such person) otherwise than for his reasonable expenses, in respect of any proceeding (i) in which such person shall have been finally adjudged by a court of competent jurisdiction (after exhaustion of all appeals therefrom) to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in such person's official capacity, or (ii) in which such person shall have been found liable to the corporation; and provided, further, that the corporation shall not indemnify any such person for his reasonable expenses actually incurred in connection with any proceeding in which he shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. The rights granted pursuant to this Article VIII shall be deemed contract rights, and no amendment, modification or repeal of this Article VIII shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article VIII could involve indemnification for negligence or under theories of strict liability."

         Article Ten of the Company's Articles of Incorporation provides that a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, subject to certain limitations.

         Article 2.02-1 B. of the Texas Business Corporation Act provides that, subject to certain limitations, "a corporation may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in accordance with Section F of this article that the person: (1) conducted himself in good faith; (2) reasonably believed: (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interests; and (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful."

    The Company also maintains directors' and officers' liability insurance.

         The forms of Underwriting Agreement filed as Exhibits 1.1 and 1.2 to this Registration Statement provide for indemnification of directors and officers of the Company against certain liabilities.

ITEM 16.         EXHIBITS.

                 1.1      Form of Underwriting Agreement for Debt Securities (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form S-3 (File No. 33-50930)).
                 1.2      Form of Underwriting Agreement for Pass Through Certificates (incorporated by reference to
                          Exhibit 1 to the Company's Registration Statement on Form S-3 (File No. 33-59018)).
                 4.1      Form of Indenture between the Company and                            relating to Debt
                          Securities.
                 4.2      Pass Through Trust Agreement, dated as of February 1, 1993, between Southwest and Wilmington
                          Trust Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement
                          on Form S-3 (File No. 33-59018)).
                 5.1      Opinion of Deborah Ackerman, Associate General Counsel of Southwest, re legality of Pass
                          Through Certificates being registered.
                 5.2      Opinion of Deborah Ackerman, Associate General Counsel of Southwest, re legality of Debt
                          Securities being registered (to be filed by amendment).
                 5.3      Opinion of Potter, Anderson & Corroon relating to Pass Through Certificates.
                 8        Tax opinion of Vinson & Elkins L.L.P.
                 12       Statement re computation of ratios of earnings to fixed charges (incorporated by reference to
                          Exhibit 12 to the Company's Current Report on Form 8-K dated February 27, 1995 (File No. 1-
                          7259).
                 23.1     Consent of Independent Auditors.

                 23.2     Consent of Deborah Ackerman, Associate General Counsel of Southwest (contained in the opinions filed as Exhibits 5.1 and 5.2 hereto respectively).
                 23.3     Consent of Potter, Anderson & Corroon (contained in the opinion filed as Exhibit 5.3 hereto).
                 24       Powers of Attorney from the Company's directors.
                 25.1     Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of
                                                                   , as Trustee under the Debt Securities (to be filed by
                          amendment).
                 25.2     Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of
                          Wilmington Trust Company, as Trustee under the Pass Through Trust Agreement.

ITEM 17.         UNDERTAKINGS.

A.       The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Dallas, State of Texas on May 3, 1995.

                                              SOUTHWEST AIRLINES CO.


                                              By /s/ Gary C.Kelly
                                                     Gary C. Kelly
                                                     Vice President-Finance,
                                                     Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 3, 1995.

                 Signature                                                   Capacity
                 ---------                                                   --------
/s/ Herbert D. Kelleher                                      Chairman of the Board of Directors,
- ------------------------------------------                    President and Chief Executive Officer
Herbert D. Kelleher

/s/ Gary C. Kelly                                            Vice President-Finance
- ------------------------------------------                    (Chief Financial and Accounting Officer)
Gary C. Kelly

*                                                            Director
- ------------------------------------------
Samuel E. Barshop

*                                                            Director
- ------------------------------------------
Gene H. Bishop

                                                             Director
- ------------------------------------------
William P. Hobby

*                                                            Director
- ------------------------------------------
Travis C. Johnson

*                                                            Director
- ------------------------------------------
R. W. King

                                                             Director
- ------------------------------------------
C. Webb Crockett

                                                             Director
- ------------------------------------------
June M. Morris

*                                                            Director
- ------------------------------------------
Walter M. Mischer, Sr.

*By:/s/ Gary C. Kelly
    --------------------------------------
Gary C. Kelly
Attorney-in-Fact

                               INDEX TO EXHIBITS


                 1.1      Form of Underwriting Agreement for Debt Securities (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form S-3 (File No. 33-50930)).
                 1.2      Form of Underwriting Agreement for Pass Through Certificates (incorporated by reference to
                          Exhibit 1 to the Company's Registration Statement on Form S-3 (File No. 33-59018)).
                 4.1      Form of Indenture between the Company and                                      relating to Debt
                          Securities.
                 4.2      Pass Through Trust Agreement, dated as of February 1, 1993, between Southwest and Wilmington
                          Trust Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement
                          on Form S-3 (File No. 33-59018)).
                 5.1      Opinion of Deborah Ackerman, Associate General Counsel of Southwest, re legality of Pass
                          Through Certificates being registered.
                 5.2      Opinion of Deborah Ackerman, Associate General Counsel of Southwest, re legality of Debt
                          Securities being registered (to be filed by amendment).
                 5.3      Opinion of Potter, Anderson & Corroon relating to Pass Through Certificates.
                 8        Tax opinion of Vinson & Elkins L.L.P.
                 12       Statement re computation of ratios of earnings to fixed charges (incorporated by reference to
                          Exhibit 12 to the Company's Current Report on Form 8-K dated February 27, 1995 (File No. 1-
                          7259).
                 23.1     Consent of Independent Auditors.
                 23.2     Consent of Deborah Ackerman, Associate General Counsel of Southwest (contained in the opinions filed as Exhibits 5.1 and 5.2 hereto respectively).
                 23.3     Consent of Potter, Anderson & Corroon (contained in the opinion filed as Exhibit 5.3 hereto).
                 24       Powers of Attorney from the Company's directors.
                 25.1     Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of
                                                                   , as Trustee under the Debt Securities (to be filed by
                          amendment).
                 25.2     Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of
                          Wilmington Trust Company, as Trustee under the Pass Through Trust Agreement.